Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Customers Bancorp, Inc.

Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 2019, relating to the consolidated financial statements of Customers Bancorp, Inc. as of December 31, 2018 and for each of the years ended December 31, 2018 and 2017, appearing in the Company’s Annual Report on Form 10-K.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

June 19, 2020